SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.

                           FORM 8-K/A

                       Amendment No. 1
                               to
                        CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


                        July 7, 1998
        Date of Report (date of earliest event reported)


                        BOATRACS, INC.
     (Exact Name of Registrant as Specified in its Charter)


   California            0-11038               33-0644381
(State or Other        (Commission         (IRS Employer Iden-
Jurisdiction of         File Number)        tification Number)
Incorporation)


             10675 Sorrento Valley Road, Suite 200
                 San Diego, California  92121
            (Address of Principal Executive Offices
                       Including Zip Code

                         (619) 657-0100
                (Registrant's Telephone Number,
                      Including Area Code)

The  undersigned Registrant hereby amends its Current
Report on Form 8-K by the addition of financial statements and exhibits as follows:

Item 7.   Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

On July 7, 1998, Boatracs, Inc., a California corporation
(the "Company") acquired Enerdyne Technologies, Inc., a California corporation ("ET, Inc"). The acquisition was effected by means of a merger whereby ET, Inc. was merged with and into the Company's wholly owned subsidiary, Boatracs Acquisition, Inc., a California Corporation ("Boatracs Acquisition"). Boatracs Acquisition has changed its name to Enerdyne Technologies Inc. ("Enerdyne") and will continue ET, Inc's business of providing versatile, high performance digital video compression products to the Government and commercial markets.

Pursuant to the terms of an Agreement and Plan or Reorganization dated as of July 7,1998 (the "Merger Agreement"), by and between the Company, ET Inc., and the shareholders of ET Inc., the merger consideration paid to the shareholders of ET Inc., which was agreed upon between the parties in arm's length negotiations, consisted of an aggregate of (I) $1,953,800 in cash, (ii) $7,815,200 principal amount of senior promissory notes payable on July 7, 1999 and bearing interest at 8.5% per annum
("Senior Notes"), (iii) $1,953,800 principal amount of subordinated promissory notes ("Subordinated Notes") with specified minimum annual payments and any remaining amounts payable June 30, 2002 and bearing interest of 8.5% per annum, (iv) 2,930,700 shares of Common Stock of the Company and (v) warrants ("Warrants") expiring on June 30, 2002 to purchase 488,450 shares of Common Stock of the Company at a purchase price of $2.00 per share. Subject to terms and conditions stated therein, the Senior Notes are secured by all of the assets of ET Inc. and two of the Company's directors, officers and significant shareholders each severally guaranteed one-third of the unpaid principal balance of the Senior Notes as of July 7, 1999. The Company also agreed to satisfy the obligations of ET Inc. regarding payments to its financial advisors through delivery of $46,200 in cash, $184,800 of Senior Notes, $46,200 of Subordinated Notes, 69,300 shares of Common Stock and Warrants for the purchase of 11,550 shares of Common Stock.

The funds for the cash payment were generated by the sale of a promissory note payable to the Company from the Company's president to an outside party and from working capital.

Irene Shinsato, one of the shareholders of ET Inc., has been engaged for a one year term as President of Enerdyne and Scott Boden, the other shareholder of ET Inc., has been employed for a two year term as Enerdyne's Chief Technical Officer. Pursuant to the terms of their employment agreements, the Company granted each of them a nonstatutory stock option, vesting on the expiration date of their respective employment agreements, to purchase 500,000 shares of the Company's Common stock at an exercise price of $2.00 per share.

ENERDYNE TECHNOLOGIES, INC.Financial Statements for the Nine-
Month Period Ended March 31, 1998 and for the Fiscal Year
Ended June 30, 1997



INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Enerdyne Technologies, Inc.:

We have audited the accompanying balance sheets of Enerdyne
Technologies, Inc. (the "Company") as of March 31, 1998 and
June 30, 1997, and the related statements of income and retained earnings and of cash flows for the nine-month period ended March 31, 1998 and for the year ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at March 31, 1998 and at June 30, 1997, and the results of its operations and its cash flows for the above-stated periods in conformity with generally accepted accounting principles.

/S/DELOITTE & TOUCHE LLP
San Diego, CA
July 31, 1998

ENERDYNE TECHNOLOGIES, INC.

BALANCE SHEET
MARCH 31, 1998 AND JUNE 30, 1997


                                  March 31,   June 30,
ASSETS                              1998        1997

CURRENT ASSETS:
  Cash and cash equivalents      $1,131,516    $397,353
  Accounts receivable             1,011,002     515,506
  Inventory                         584,834     720,437
  Deferred income taxes              79,866      47,685
  Other receivables                              68,200

           Total current assets   2,807,218   1,749,181

PROPERTY - NET                      342,070     368,947

OTHER ASSETS                          5,775       5,775

TOTAL                            $3,155,063  $2,123,903


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                 $156,880    $345,896
  Accrued expenses                  678,049   1,068,437
  Income taxes payable              478,919
           Total current
           liabilities            1,313,848   1,414,333
DEFERRED INCOME TAX LIABILITY        33,960       2,865
COMMITMENTS (Note 7)

STOCKHOLDERS' EQUITY:
  Preferred stock, no par value -
  10,000 shares authorized,
  issued and outstanding                500         500

  Common stock, no par value -
   1,000,000 shares authorized,
   20,000 shares issued and outstanding
                                     20,000      20,000
  Retained earnings               1,786,755     686,205

           Total stockholders'
            equity                1,807,255     706,705

TOTAL                            $3,155,063  $2,123,903

See notes to financial statements.

ENERDYNE TECHNOLOGIES, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS
FOR THE NINE-MONTH PERIOD ENDED MARCH 31, 1998 AND
THE YEAR ENDED JUNE 30, 1997


                                        Nine-Months    Year
                                        Ended          Ended
                                        March 31,      June 30,
                                        1998           1997

NET SALES                               $5,098,545   $5,794,128

COST OF SALES                           (1,183,922)  (1,938,816)

           Gross profit                  3,914,623    3,855,312

OPERATING EXPENSES:
  General and administrative             1,506,411    3,022,332
  Research and development                 218,825      266,101
  Selling and marketing                    543,170      356,307

           Total operating expenses      2,268,406    3,644,740

INCOME FROM OPERATIONS                   1,646,217      210,572

OTHER INCOME:
  Interest and other income                 14,923       25,176

INCOME BEFORE PROVISION FOR INCOME TAXES 1,661,140      235,748

PROVISION FOR INCOME TAXES                (560,590)     (72,951)

NET INCOME                               1,100,550      162,797

RETAINED EARNINGS, BEGINNING OF PERIOD     686,205      528,408

COMMON STOCK DIVIDENDS PAID
                                                         (5,000)

RETAINED EARNINGS, END OF PERIOD        $1,786,755     $686,205


See notes to financial statements.

ENERDYNE TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS
FOR THE NINE-MONTH PERIOD ENDED MARCH 31, 1998 AND
THE YEAR ENDED JUNE 30, 1997


                                        Nine-Months    Year
                                        Ended          Ended
                                        March 31,      June 30,
                                        1998           1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                            $1,100,550     $162,797
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization           60,173       62,113
    Changes in operating assets and
     liabilities:
      Accounts receivable                 (427,296)      42,641
      Inventory                            135,603       (4,189)
      Deferred income taxes                 (1,086)      71,180
      Accounts payable                    (189,016)     149,915
      Accrued expenses                    (390,388)     324,516
      Income taxes payable                 478,919     (290,773)

           Net cash provided by
           operating activities            767,459      518,200

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property                    (33,296)    (221,485)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                         (5,000)

NET INCREASE IN CASH                       734,163      291,715

CASH, BEGINNING OF PERIOD                  397,353      105,638

CASH, END OF PERIOD                     $1,131,516     $397,353

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                             $8,793         $735

  Income taxes paid                        $79,744     $310,325


See notes to financial statements.

ENERDYNE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD JULY 1, 1997 TO MARCH 31, 1998
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - Enerdyne Technologies, Inc. (the
"Company") was incorporated in California in December 1984.
The Company develops and manufactures high performance digital video compression products.

On July 7, 1998, the Company was acquired by Boatracs, Inc.
("Boatracs") for $22,580,000 to be paid in the form of cash, notes payable and Boatracs' common stock and warrants for common stock.

Cash and Cash Equivalents - Cash equivalents consist of highly liquid investments purchased with a maturity of three months or less.

Accounts Receivable - In the opinion of management, substantially all accounts receivable are collectible.
Accordingly, no allowance for doubtful accounts was considered necessary at March 31,1998 and June 30, 1997.

Inventories - Inventories are carried at the lower of average cost or market.

Property - Property is stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, generally six to ten years.

Revenue Recognition - Sales of standard video compression units which do not entail significant customer modification are recognized upon shipment of products to customers. Revenues related to contracts involving significant customer modifications or the development of new technologies are accounted for using the percentage-of-completion method, primarily based upon specific contract deliverables. Products are subject to a right of return for one year. An allowance for estimated future returns is recorded at the time of shipment based on historical returns. Actual return experience has not been significant.

Income Taxes - The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Concentration of Credit Risk - The Company invests its excess cash in certificates of deposit. The Company has not experienced any losses on its certificates of deposit.

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results may differ from those estimates.

Significant Customers - Sales to two customers comprised greater than 10% of the Company's total revenues for the nine-month period ended March 31, 1998. Revenues earned from these customers were $1,283,000 and $788,000, respectively. Receivables from these customers totaled
$243,000 and $346,000, respectively, at March 31, 1998.

Sales to one customer comprised greater than 10% of the Company's total revenues for the year ended June 30, 1997.
Revenue earned from this customer was $853,635. No amounts were receivable from this customer at June 30, 1997.

2.   INVENTORY
Inventory consists of the following:
                                        March 31,    June  30,
                                          1998         1997

Raw materials                           $425,842     $361,805
Work in process                          138,523      358,632
Finished goods                            20,469

Total                                   $584,834     $720,437




3.   PROPERTY - NET
Property consists of the following:

                                        March 31,   June 30,
                                          1998        1997

Machinery and equipment                 $401,644    $388,858
Computer equipment                       131,411     112,966
Furniture and fixtures                    31,307      31,307
Leasehold improvements                    27,300      25,235

                                         591,662     558,366
Less accumulated depreciation and
amortization                            (249,592)   (189,419)

Total                                   $342,070    $368,947


4.   INCOME TAXES
The components of the provision for
income taxes are as follows:

                                   Nine Months      Year
                                      Ended         Ended
                                   March 31, 1998   June 30, 1997

Current:
  Federal                          $455,688          $(4,764)
  State                             105,988            7,092

Total                               561,675            2,328

Deferred:
  Federal                           (13,645)          54,487
  State                              12,560           16,136

Total                                (1,085)          70,623

Provision for income taxes         $560,590          $72,951



The provision for income taxes is different from that which would be obtained by applying the statutory Federal income tax rate (35%) to income before provision for income taxes.
The items causing this difference are as follows:

                                        Nine-Months     Year
                                          Ended         Ended
                                        March 31, 1998  June 30, 1997

Provision at statutory rate               $512,527      $80,154
State income taxes, net of Federal benefit  77,056       15,330
Federal tax credits                        (21,883)     (26,610)
Other                                       (7,110)       4,077

Provision at effective rate               $560,590      $72,951


Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets are as follows:
                                       March 31, 1998  June 30, 1997

State taxes                              $46,626        $(3,477)
Reserves and accruals not currently
 deductible                               20,310         10,154
Differences between book and tax basis of
 fixed and intangible assets             (33,960)       (33,225)
Differences between book and tax basis
 inventory                                12,930         41,008
Deferred tax credits                                     30,360

Total                                    $45,906        $44,820

5.   PREFERRED AND COMMON STOCK
Preferred stock is held by one shareholder and has a liquidation preference of $347.50 per share. The Preferred shareholder is not entitled to vote or receive dividends.
Common shareholders are entitled to receive dividends when and as declared by the Company's Board of Directors. All outstanding shares of stock were acquired by Boatracs, Inc.
as of at July 7, 1998.  (See Note 1).

6.   PROFIT SHARING PLAN
The Company has a profit sharing plan for eligible employees. To be eligible to join the Plan, an employee must be 21 years of age and must have completed one year of service, as defined in the Plan. The Company makes discretionary contributions as determined by the Company's
Board of Directors. Contributions accrued and paid for the nine-months ended March 31, 1998 and for the year ended
June 30, 1997 were $82,500 and $119,418, respectively.

7.   COMMITMENTS
The Company leases its principal facility under an operating lease. Rent expense for the nine-months ended March 31, 1998 and for the year ended June 30, 1997 was $45,864 and $64,786, respectively. Future minimum lease payments for the facility lease are as follows for the calendar year:

1998                       $45,864
1999                        35,672

Total minimum payments     $81,536

Item 7

(b) Proforma Financial Information

The following unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 1998 and for the twelve months ended December 31, 1997 give effect as if the acquisition of Enerdyne Technologies, Inc. (ET, Inc.) occurred as of January 1, 1998 and 1997, respectively. The condensed consolidated balance sheet as of March 31,1998 gives effect to the acquisition as if such transaction occurred on March 31, 1998.

The pro forma condensed consolidated financial statements have been prepared by the management of the Company based on the historical financial statements of the Company and of ET, Inc. and the acquisition of ET, Inc. using the purchase method of accounting. Assumptions and adjustments are discussed in the accompanying notes to the pro forma condensed consolidated financial statements. In the opinion of the management of the Company, all pro forma adjustments necessary to state fairly such pro forma financial information have been made. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what actual results of operations would have been for the period had the transaction occurred on the dates indicated. In addition, such financial statements do not purport to indicate the results of future operations of financial position of the Company from the acquisition date forward.

The accompanying pro forma financial statements reflect the allocation of purchase price based on a preliminary analysis of the values of equity instruments issued and the assets acquired and liabilities assumed. Final analysis may result in a change to the purchase price allocation.

BOATRACS, INC.
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS THREE MONTHS ENDED MARCH 31, 1998
(IN  000'S)                                 ADJUST-
                       BOATRACS   ET, INC.  MENTS     TOTALS
REVENUES                $2,003     $1,700             $3,703
COST OF REVENUES         1,202        395              1,597

GROSS PROFIT               801      1,305              2,106

SELLING, GENERAL AND
  ADMINISTRATIVE           703        756  **1,090     2,549

INCOME (LOSS) FROM
 OPERATIONS                 98        549   (1,090)     (443)

OTHER INCOME (EXPENSE)      32          5   1)(213)     (176)

INCOME (L0SS) BEFORE PROVISION
  FOR INCOME TAXES         130        554   (1,303)     (619)

TAX PROVISION (BENEFIT)               187   5)(188)       (1)

NET INCOME (LOSS)          130        367   (1,115)    $(618)

BASIC EARNINGS (LOSS) PER
 COMMON SHARE             $.01        N/A              ($.03)
DILUTED EARNINGS (LOSS)
 PER    COMMON SHARE      $.01        N/A                 N/A
WEIGHTED AVERAGE COMMON
   SHARES OUTSTANDING    15,831                        18,831
Dilutive effect of:
Employee stock options      854                           N/A
Warrants                     78
Weighted average of common
 shares  outstanding,
  assuming dilution      16,763                        18,831

Notes to pro forma condensed consolidated financial statement of operations for the three months ended March 31, 1998:

The following entries are made to adjust the condensed consolidated statement of operations to give effect to the acquisition of ET, Inc. as if it has occurred at the beginning of the quarter, January 1, 1998.

** The adjustment of $1,090 is the sum of  entries
2), 3), 4) and 6), which have been combined for ease of presentation.

1)   To record three months of  interest expense at 8.5% on
     $10 million of notes payable.
  Dr.         Interest Expense            $213
  Cr.         Interest Payable                      $213

2) To record three months of amortization expense on 1,000,000 compensatory options granted at $2.00 per share.

  Dr.         Selling, general and
              administrative Expense      $516
  Cr.         Unearned compensation                 $516

3)   To record three months amortization expense of goodwill
     with a 10 year life.
  Dr.         Amortization expense         $68
  Cr.         Accumulated amortization               $68

4)   To record three months amortization expense on a patent
     valued at  $30 million with
     a 16 year life.
  Dr.        Amortization expense         $469
  Cr.        Accumulated amortization               $469

5)   To record the effect of the amortization of the patent
     as a tax benefit.  The
     remaining tax benefit is presumed subject to a valuation
     allowance.
  Dr.        Deferred taxes               $188
  Cr.        Income tax benefit                    $188

6)   To record three months amortization expense of non-
     compete agreements signed by
     two selling shareholders of ET, Inc. The agreements
     are valued at $250,000 each.
        One has a 3 year duration and the other a 4 year
duration.
  Dr.        Amortization of non compete
             agreement                     $37
  Cr.        Non compete agreement                  $37

7) The weighted average number of shares has been recomputed to include the shares issued in relation to the Enerdyne acquisition as if they had been outstanding since
     January 1, 1998. The resulting weighted average number of shares is 18,831,368.

BOATRACS, INC.
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997
(IN 000'S)

                                    ADJUST-
                BOATRACS   ET,INC.   MENTS   TOTAL

REVENUES        $5,248     $6,296           $11,544

COST OF REVENUES 3,035      1,759             4,794

GROSS PROFIT     2,213      4,537             6,750

SELLING, GENERAL
 AND
 ADMINISTRATIVE  2,505      3,335  **4,356   10,196

INCOME FROM
 OPERATIONS       (292)     1,202   (4,356)  (3,446)

OTHER INCOME
(EXPENSE)           37         23   1)(850)    (790)

INCOME (LOSS)
 BEFORE PROVISION
  FOR TAXES       (255)     1,225   (5,206)  (4,236)

TAX PROVISION
  (BENEFIT)          0        410    5)(750)   (340)

NET INCOME        (255)       815   (4,456)  (3,896)

BASIS EARNINGS
 (LOSS) PER COMMON
 SHARE           ($.02)       n/a             ($.26)

DILUTED EARNINGS    n/a                         n/a
(LOSS) PER COMMON
     SHARE
 WEIGHTED AVERAGE
 SHARES
 OUTSTANDING    13,535                       15,097

Notes to pro forma condensed consolidated financial statement of operations for the year ended December 31, 1997:

The following entries have been made to adjust the condensed consolidated statement of operations for the year ended December 31, 1997 as if the acquisition of Enerdyne had taken effect as of January 1, 1997.

** The entry of $4,356 is the sum of  entries 2), 3), 4) and
6) which have been
combined for ease of presentation.

1) To record interest expense on notes payable at 8.5% on $10 million of notes payable.

  Dr.         Interest expense              $850
  Cr.         Interest payable                      $850

2) To record amortization expense on 1,000,000 compensatory options granted at
        $2.00 per share.

  Dr.         Selling, general and
              administrative expense      $2,063
  Cr.         Unearned compensation               $2,063

3) To record amortization expense of goodwill with a 10 year life.

  Dr.         Amortization expense          $273
  Cr.         Accumulated amortization              $273

4)    To record amortization expense on a patent valued at
      $30 million with a 16 year   life.

  Dr.        Amortization expense         $1,875
  Cr.        Accumulated amortization             $1,875

5) To record the effect of the amortization of the patent as a tax benefit. The remaining tax benefit is presumed subject to a valuation allowance.

  Dr.        Deferred taxes                $750
  Cr.         Income tax benefit                    $750

6) To record amortization expense of non compete agreements signed by the two selling shareholders of ET, Inc. The agreements are valued at $250 each.
     One has a 3 year duration and the other a 4 year duration.

  Dr.        Amortization of non compete
             agreement                     $145
  Cr.        Non compete agreement                  $145

7) The weighted average number of shares has been recomputed to include the shares issued in relation to the Enerdyne acquisition as if they had been outstanding since
     January 1, 1997. The resulting weighted average number of shares is 15,097,077.

BOATRACS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 1998
(IN 000'S)


                                                ADJUST-
                    BOATRACS     ET, INC.       MENTS         TOTAL
ASSETS
Cash                  $257        1,131        1)  (1,131)     $193
                                               2)  (2,000)
                                               3)   1,436
                                               4)     500
Other current assets 2,362       1,676         1)  (1,676)    4,387
                                               4)    (500)
                                               2)   2,525
Total current assets 2,619       2,807                        4,580

Property - net         252         342          1)   (342)      252
Patent                                          2) 30,000    30,000
Non -compete agreement                          2)    500       500
Goodwill               810                      2)  2,730     3,540
Other assets           327           6          1)     (6)      327

   Total assets     $4,008      $3,155                      $39,199

LIABILITIES AND STOCK-
  HOLDERS EQUITY
Accounts payable    $1,386        $157          1)   (157)   $1,386
Other current
 liabilities           515       1,157          1) (1,157)    1,690
                                                2)  1,175
  Total current
  liabilities        1,901       1,314                        3,076

Deferred income taxes                           2) 12,000    12,000
Notes payable                                   2) 10,000    10,000
Deferred income tax                 34          1)    (34)
Common stock, no
par value            6,989          20          1)    (20)
                                                2) 13,330
Notes receivable for common                     3)    (44)   20,275
 stock              (1,568)                     3)  1,480       (88)
Unearned compensation                           2) (2,750)   (2,750)
Accumulated earnings
 (deficit)          (3,314)      1,787          1) (1,787)   (3,314)
    Total
    liabilities and
     stock-holders
     equity         $4,008      $3,155                      $39,199

Notes to pro forma condensed consolidated balance sheet:

1) To eliminate ET, Inc. balance sheet as of 3/31/98 due to acquisition.

Dr.       Accounts payable            157
          Other current liabilities 1,157
          Deferred income tax          34
          Common Stock                 20
          Accumulated earnings      1,787
Cr.           Cash                             1,131
              Other current assets             1,676
              Property -net                      342
              Other assets                         6

2)   To record purchase of ET, Inc.

Dr.       Non compete agreement      500
          Patent                  30,000
          Goodwill                 2,730
          Assets of ET, Inc. at
           fair value              2,525
          Unearned compensation    2,750
Cr.           Deferred tax balance            12,000
              Liabilities of ET,
               Inc. at fair value              1,175
              Notes payable                   10,000
              Common stock                    13,330
              Cash                             2,000

3) To record payment on a note receivable from an officer and major shareholder of the Company which was repaid at a discount prior to the acquisition. This transaction was necessary to finalize the acquisition.

  Dr.      Cash                    1,436
           Common stock
            (discount given)          44
  Cr.          Notes Receivable                1,480

4) To reclassify a deposit placed in escrow on the acquisition.

  Dr.      Cash                      500
  Cr.          Current assets                    500

  SIGNATURES


  Pursuant to the requirements of the Securities Exchange
  Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  Dated: August 13, 1998        BOATRACS, INC.

                                BY: /S/ MICHAEL SILVERMAN,
                                CHAIRMAN OF THE BOARD